United States
Securities and Exchange Commission
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	March 3, 2008 (February 29, 2008)

HARTVILLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51993	94-3360099

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3840 Greentree Ave., SW, Canton, OH	44706

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(330) 484-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240,14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240,13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTERING INTO A MATERIAL DEFINITIVE AGREEMENT.
Securities Purchase Agreement
On February 29, 2008 the Registrant entered into a Securities Purchase Agreement with certain existing stockholders of the Registrant, pursuant to which the Registrant agreed to sell (i) 1,500,000 shares of its common stock (“Common Stock”) for a purchase price of $1.50 per share totaling $2,250,000, and (ii) 750,000 Warrants to purchase shares of Common Stock of the Registrant at an exercise price of $1.50 per share (the “Warrants”). Each purchaser under the Securities Purchase Agreement has the right to participate in subsequent financings of the Registrant. A copy of the Securities Purchase Agreement is attached as Exhibit 4.1 and incorporated herein by reference.
The exercise price of the Warrants are subject to adjustment upon stock splits or combinations, stock dividends and other similar events as well as upon certain dilutive issuances or rights offerings. The Warrants expire on February, 2013. A copy of the form of Common Stock Purchase Warrant is attached as Exhibit 4.2 and incorporated herein by reference.
SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.
On February 29, 2008, the Registrant issued the Common Stock and the Warrants (each as defined in Item 1.01 above).
The Common Stock and Warrants were issued solely to “accredited investors” and “qualified institutional buyers,” each as defined in the Securities Act of 1933, as amended. The Registrant relied on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The form of Securities Purchase Agreement is attached as Exhibit 4.2 and is incorporated herein by reference. The form of Warrant is attached as Exhibit 4.2 and is incorporated herein by reference.

SECTION 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following exhibits are incorporated by reference as part of this Report:

Exhibit	Description of Exhibit
4.1	Securities Purchase Agreement dated February 29, 2008
4.2	Form of Common Stock Purchase Warrant dated February 29, 2008
[Remainder of page intentionally left blank. Signature page follows.]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of March, 2008.

HARTVILLE GROUP, INC.
By:	/s/ Christopher R. Sachs
Christopher R. Sachs
Chief Financial Officer and Secretary

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